UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2015 (July 6, 2015)

VIROPRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-06718	13-3124057
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2151 O'Toole Avenue, Suite 50, San Jose, CA 95131

 (Address of Principal Executive Offices) (Zip Code)

 650-300-5190

Registrant’s telephone number, including area code

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 6, 2015, the registrant ("Viropro") commenced an action in the Supreme Court of the State of New York, County of New York captioned: Viropro, Inc., individually and derivatively on behalf of Alpha Biologics Sdn Bhd v. PricewaterhouseCoopers Advisory Services Sdn Bhd, Index No. 652377/2015, arising out of what Viropro believes is PwCAS's willful breaches of fiduciary duty and gross negligence in its role as receiver and manager of Alpha. Alpha is Viropro's wholly-owned subsidiary located in Penang, Malaysia. Viropro has alleged that PwCAS has injured Viropro and Alpha due to its failure to preserve and protect Alpha's property for the benefit of all persons interested in the estate of Alpha as required by law and equity.

Viropro also received an Order dated August 12, 2015 from Justice Bransten in the case captioned Spring Hill Bioventures SDN BHD derivatively on behalf of Viropro v. Cynthia Ekberg Tsai and Richard Serbin, Index No.654167/2013 brought in the Supreme Court of the State of New York, County of New York. Justice Bransten found Cynthia Tsai guilty of spoliation and civil contempt and ordered that Viropro was entitled to an adverse inference as to fraud and breach of fiduciary duty (i.e., the jury will be instructed that it should assume that the emails destroyed by Cynthia Tsai would have been adverse to her in showing commission of fraud and breach of fiduciary duty) and an award of Viropro's attorneys' fees and costs related to this spoliation motion.

Viropro issued a press release on September 11, 2015 to disclose these litigation events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2015	Viropro, Inc.

	By:	/s/ Bruce A. Cohen
Bruce A. Cohen
Chairman of the Board